Exhibit 10.1

$ 50,000                                                                       May 16, 2007

PROMISSORY NOTE

ZYNEX MEDICAL HOLDINGS, INC.

For value received, Zynex Medical Holdings, Inc. (“Zynex”) promises to pay to the order of Thomas Sandgaard (hereinafter "Holder"), in legal tender, the sum of $50,000 with interest on the outstanding balance at the annual rate of 8.25%. This Note commences May 16, 2007 (hereinafter "Commencement Date"), and all obligations set forth herein are measured from this date. This Note will be repaid in equal monthly payments of principal and interest of $2,267.07, with the first payment due June 16, 2007, and each additional payment due on the 16th day of the next following month until paid in full; all principal and interest shall be fully repaid no later than 24 months after the Commencement Date. The note may be prepaid without penalty at Zynex’s option at any time.

In the event of a default under the terms of this Note, upon ten days following written demand by Holder of this Note to cure such default, and such default having not been cured, Holder may, at Holder's sole and absolute discretion, declare all remaining principal and interest immediately due and payable. Waiver by Holder hereof to enforce any provisions of this Note shall not operate to bar Holder's rights to enforce any provisions of this Note at any later time or for any later default.

All notices, payments and performance of the obligations under this Note shall be made at 1175 Castle Pointe Road, Castle Rock, CO 80104 or such other location as the holder may notify Zynex in writing. All notices or demands to the Company shall be given in writing to the Company’s principal office location at 8100 Southpark Way, Suite A-9, Littleton, Colorado 80120.  Notices to all parties will be deemed provided when actually received by the other party.

This Note shall be governed and interpreted under the laws of the State of Colorado.

/s/ Fritz G. Allison_________
Zynex Medical Holdings, Inc.

Fritz G. Allison

Chief Financial Officer